Exhibit 99.1

ARRAY Technologies and Shoals Technologies Group Announce Transformative Merger,

Creating an Integrated Energy Infrastructure Platform

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Combines market-leading product portfolios and proven engineering capabilities to deliver a differentiated offering that simplifies project execution, reduces installation cost and enhances long-term system performance

•	Reinforces both companies’ competitive positions in solar and creates the scale to pursue new growth opportunities in battery storage, data center infrastructure and other high-growth adjacencies

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Transaction represents a significant value creation opportunity, with preliminary, indicative pro forma full year 2027 revenue estimated to be in the range of $2.2 billion to $2.4 billion and Adjusted EBITDA to be in the range of $410 million to $480 million for the combined company, including year-one synergies

•	Identified commercial and cost savings opportunities expected to generate more than $100 million of incremental Adjusted EBITDA synergies annually within three years following closing

•	Brandon Moss, Shoals’ Chief Executive Officer, to lead the combined company; Kevin Hostetler, ARRAY’s Chief Executive Officer, to serve as Special Advisor

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Under the terms of the merger agreement, Shoals shareholders are expected to own approximately 65% of the combined company’s basic shares outstanding at closing (64.5% fully diluted), while ARRAY will serve as the legal acquirer

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In connection with the transaction, ARRAY will commit to redeem $317.5 million of its Series A Perpetual Preferred Stock (the “Preferred Stock”), with $161.3 million to be redeemed within 90 days after the closing date of the merger and the remaining $156.3 million to be redeemed in three installments of not less than $52 million each in 2028, 2029 and 2030 (the “Mandatory Redemptions”)

•	Companies to host joint conference call today, November 4, at 8:00 a.m. Eastern Time to discuss the transaction

ALBUQUERQUE, N.M. and PORTLAND, Tenn.— November 4, 2026 — ARRAY Technologies (Nasdaq: ARRY) (“ARRAY”), a leading provider of structural balance-of-system (“SBOS”) solutions for utility-scale solar, and Shoals Technologies Group, Inc. (Nasdaq: SHLS) (“Shoals”), a leading provider of electrical balance-of-system (“EBOS”) solutions for utility-scale solar and battery energy storage, today announced that they have entered into a definitive agreement to combine in a stock-for-stock merger (the “Merger Agreement”). The transaction creates an integrated energy infrastructure platform that brings together complementary, market-leading solutions across foundations, trackers, fixed-tilt racking, electrical infrastructure, wire management and power delivery systems.

Under the terms of the Merger Agreement, ARRAY will be the legal acquirer in the transaction and will serve as the corporate parent of the combined company. Shoals’ shareholders will receive a fixed exchange ratio of 1.6931 ARRAY shares for each Shoals share they own. Immediately following the closing of the transaction, Shoals shareholders are expected to own approximately 65% of the combined company’s basic shares outstanding (64.5% on a fully diluted basis), with ARRAY shareholders expected to own the remaining approximately 35% of the combined company’s basic shares outstanding (35.5% on a fully diluted basis). Other than the Mandatory Redemptions, the transaction is not expected to require ARRAY to refinance or redeem any of its outstanding debt or preferred securities.

The combined company will serve solar and battery storage customers through a unified design package, coordinated purchasing and integrated warranty support across SBOS and EBOS solutions, while delivering increasing levels of integration over time designed to reduce installation costs, streamline project execution and lower long-term maintenance requirements.

“Today marks an important milestone for Shoals, ARRAY and the customers we serve. By bringing together two highly complementary businesses with experienced teams, we are creating an integrated platform with broader capabilities, deeper customer relationships and a stronger foundation for long-term growth. We believe the combined company will be positioned to better service customers, deliver more innovative and integrated solutions, realize meaningful synergies and pursue expansion opportunities across the solar value chain, data center markets and beyond,” said Brandon Moss, Chief Executive Officer of Shoals.

“This transaction represents a compelling opportunity to create meaningful value for customers of both ARRAY and Shoals by bringing together our complementary strengths. Although structural and electrical systems must operate seamlessly together in the field, they have historically been designed and sourced through separate channels. This combination changes that. Together, we expect to deliver a differentiated, technically integrated and interoperable platform that simplifies project execution, enhances project economics and accelerates innovation for customers,” said Kevin Hostetler, Chief Executive Officer of ARRAY.

Strategic and Financial Rationale

The combination of ARRAY and Shoals is expected to build a stronger, more diversified platform with greater scale, an enhanced global footprint, broader customer reach and significant financial and operational benefits to create enhanced shareholder value. The combined company is expected to:

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Serve customers more effectively through a unified design package, coordinated purchasing and integrated warranty support across combined offerings. The combined company intends to offer customers enhanced flexibility and packaging choice across foundations, trackers, electrical infrastructure and wire management solutions, including the solar industry’s best performing ground screw, single-axis tracker, DC wiring solution and cable management hanger.

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Enhance customer value by streamlining project execution, reducing installation costs, and lowering long-term maintenance requirements through increased product integration. SBOS and EBOS solutions are highly symbiotic across solar and battery storage projects. By bringing these complementary product categories together, the combined company expects to deliver more integrated solutions that reduce interface complexity, enhance energy yield and reliability, simplify installation and lower customers’ total cost of ownership.

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Build a stronger innovation engine. Together, ARRAY and Shoals bring decades of technical expertise and operating experience across engineering, product innovation, project design and customer delivery spanning more than 250 GW of projects. This deeper technical foundation is expected to accelerate product development, enhance interoperability and support the creation of innovative, integrated solutions across solar, energy storage and adjacent power infrastructure markets.

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Capture significant cost savings. The combined company expects to realize significant savings in overhead and other expenses. Year-one cost synergies are expected to deliver approximately $20 million of incremental, run-rate Adjusted EBITDA.

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Capitalize on cross-selling opportunities to drive incremental revenue growth. Only approximately 20% of projects served by ARRAY and Shoals in 2025 and 2026[1] utilized products from both companies, underscoring a significant cross-selling opportunity. The combined company intends to capture this opportunity by leveraging each company’s customer relationships, complementary product offerings and geographic strengths to accelerate broader adoption across the expanded customer base. Year-one cross-selling synergies are expected to generate approximately $15 million of incremental run-rate Adjusted EBITDA.

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Strengthen its cash generation profile. The combined company expects to benefit from Shoals’ approximately $1.6 billion of tax amortization and $237 million of Net Operating Losses[2], which are anticipated to reduce taxable income and limit the cash tax obligations of the combined company for the next several years. In addition, the Mandatory Redemptions of Preferred Stock are expected to reduce cash distributions by nearly $100 million over the next five years.[3]

[1]	Based on project-level matching of Shoals and ARRAY projects from January 2025 to September 2026 and assuming ARRAY owned APA and AWM over that period. Figures are approximate.
[2]	Amounts are approximate as of September 30, 2026.
[3]

Assumes minimum redemptions are made on the latest permitted repayment date under the agreement with the Preferred Stock investors. Management may elect to make larger or earlier redemptions, which would result in additional savings.

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Draw upon its larger scale and improved financial flexibility to enhance shareholder value. The combined company is expected to benefit from greater scale, a more diversified revenue base and a stronger balance sheet. These attributes are expected to enhance financial flexibility, enabling the company to invest in organic and inorganic growth opportunities and pursue disciplined expansion into new product categories over time. Pro forma for the transaction, the combined company expects net debt to Adjusted EBITDA to be 2.6x as of year-end 2026 and estimated to be less than 2x by year-end 2027.

Leadership, Governance and Name

Upon completion of the transaction, Brandon Moss, Shoals’ current Chief Executive Officer, will serve as Chief Executive Officer of the combined company. Kevin Hostetler, ARRAY’s current Chief Executive Officer, will serve as Special Advisor. Brad Forth, current Chairman of the Board of Directors of both ARRAY and Shoals, will serve as Chairman of the Board of the combined company. The combined company’s Board of Directors is expected to consist of ten directors, comprising four independent directors from each of the current Shoals and ARRAY Boards of Directors, as well as Brad Forth and Brandon Moss.

“Having had the privilege of serving as Chairman of both ARRAY and Shoals, I have seen firsthand the complementary products, talented teams and shared commitment to customers offered by both companies,” said Brad Forth, Chairman of the Board of Directors of ARRAY and Shoals. “Together, ARRAY and Shoals are well positioned to deliver enhanced value to customers, shareholders and employees. I also want to thank Kevin for his leadership and important contributions to ARRAY, as well as his valuable insights as he transitions to a Special Advisor role. I look forward to continuing to work with Brandon, who brings proven leadership, deep industry expertise and strategic vision to lead the combined company in this next phase of growth.”

The combined company intends to announce a new corporate name and ticker symbol in the coming months to reflect the expanded scope of its products, services and strategic opportunities.

ARRAY Preferred Stock and Balance Sheet

In connection with the merger, ARRAY has entered into a letter agreement with the holders of its Preferred Stock. The letter agreement provides for, among other things:

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A commitment to pay to redeem (i) $161.3 million of Preferred Stock at a price equal to 93% of the liquidation preference, with such redemption to be completed within 90 days following the closing date of the merger (the “Initial Redemption”), and (ii) an additional $156.3 million of Preferred Stock at a price equal to 96% of the liquidation preference, with such redemption to be completed in up to three installments of not less than $52 million each to occur by each of the first, second and third anniversaries of the Initial Redemption;

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An option to redeem the balance of the Preferred Stock in excess of the Mandatory Redemptions at a price equal to 96% of the liquidation preference, provided that such redemption occurs within 48 months of the closing date of the merger, with redemptions for any amounts remaining thereafter to be at the price contemplated by the original Preferred Stock Certificate of Designations, which is 100% of the liquidation preference; and

•	A reduction in the minimum amount of each redemption from $200 million to $50 million.

Following the completion of the Initial Redemption, the combined company expects the liquidation preference of the outstanding Preferred Stock to be approximately $348.7 million with 2027 dividends of approximately $25 million, assuming the Initial Redemption is completed by March 31, 2027.

ARRAY and Shoals believe these actions will simplify the combined company’s capital structure, increase free cash flow by reducing future preferred stock distributions, and support the long-term strategic objectives of the combined business.

Preliminary, Indicative Financial Outlook

Based on backlog, current business conditions and other factors, the combined company is estimated to generate, on a preliminary, indicative basis, pro forma full-year 2027 revenues in the range of $2.2 billion to $2.4 billion and Adjusted EBITDA in the range of $410 million to $480 million, including expected year-one synergies.4 The combined company does not expect to pay a material amount of cash taxes in 2027.

[4]

These preliminary, indicative ranges of estimated 2027 revenue and adjusted EBITDA figures are provided solely to show the potential scale of the combined company and do not represent financial projections of either Shoals or Array. These indicative ranges were developed by reference to each company’s separately prepared projections evaluated by the respective boards and management teams of Shoals and ARRAY, and are not the projections relied upon by either company’s board of directors or financial advisor in evaluating the transaction. These indicative ranges may not be indicative of future performance and should not be relied upon as such. Actual combined company results may differ materially from such indicative estimates. No independent auditor or accountant has audited, examined, or performed any procedures on these indicative ranges, which were not prepared with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. Except as required by law, neither Shoals nor ARRAY undertakes any obligation to update these indicative ranges, even if any underlying assumptions are no longer appropriate.

The combined company expects to deliver more than $100 million of annual Adjusted EBITDA synergies within three years following the closing, driven by corporate overhead efficiencies, selling expense optimization, procurement benefits, operational improvements and increased revenue.

Estimated pro forma balance sheet and other financial items for the combined company as of December 31, 2026 include:

Financial Item	Estimated at December 31, 2026
Basic shares outstanding (mm)	439.5
Diluted shares outstanding (mm)	442.1
Net debt ($mm)	$873.3
Preferred Stock Liquidation Preference ($mm)[5]	$348.7

Following completion of the merger, the combined company intends to maintain a disciplined approach to capital allocation, prioritizing investment in organic growth and innovation, reducing leverage and enhancing financial flexibility, and selectively pursuing strategic acquisitions that complement its capabilities and support long-term shareholder value creation.

The companies expect to provide additional financial details in the proxy materials to be filed with the Securities and Exchange Commission (“SEC”) in connection with the transaction by year-end.

Timing and Approvals

The transaction has been unanimously approved by members of the Boards of Directors of both ARRAY and Shoals who voted on the deal. Brad Forth did not participate in the Boards’ consideration of or vote on the transaction.

The companies expect the transaction to close in the first quarter of 2027, subject to approval by shareholders of both ARRAY and Shoals, the receipt of requisite regulatory approvals, authorization for the combined company’s shares to be listed on Nasdaq and other customary closing conditions.

[5]	Includes the Initial Redemption of Preferred Stock, but not any subsequent redemptions.

ARRAY and Shoals Third Quarter 2026 Results

In separate press releases today, ARRAY and Shoals independently reported results for the third quarter 2026. The press releases are available in the Investor Relations sections of the companies’ respective websites.

Conference Call and Additional Materials

A joint conference call and webcast will be held today at 8:00 a.m. ET (7:00 a.m. CT). In connection with the transaction announcement, ARRAY and Shoals have canceled their previously scheduled quarterly earnings conference calls.

Interested investors and other parties can access the live webcast through the Investor Relations section of each company’s website at www.ir.arraytechinc.com and www.investors.shoals.com, as well as at www.PoweringForwardTogether.com, a new joint website dedicated to the merger. An archived replay of the webcast will be available shortly after the event concludes.

Advisors

Jefferies LLC is serving as exclusive financial advisor, Latham & Watkins LLP is serving as legal counsel and Joele Frank, Wilkinson Brimmer Katcher is serving as strategic communications advisor to Shoals.

JPMorgan Securities LLC is serving as financial advisor, Jones Day is serving as legal counsel and Edelman Smithfield is serving as strategic communications advisor to ARRAY. In addition, Lazard is serving as financial advisor to ARRAY’s Special Committee. Goldman Sachs & Co. LLC assisted ARRAY with certain financial arrangements in connection with the transaction.

About ARRAY Technologies

ARRAY Technologies (NASDAQ: ARRY) is a leading global provider of solar tracking technology and fixed-tilt systems to utility-scale and distributed generation customers who construct, develop, and operate solar photovoltaic sites. With solutions engineered to withstand harsh weather conditions, ARRAY’s high-quality solar trackers, fixed-tilt systems, software platforms, foundation solutions, and field services combine to maximize energy production and deliver value to our customers for the entire lifecycle of a project. Founded and headquartered in the United States, ARRAY is rooted in manufacturing and driven by technology – relying on its domestic manufacturing, diversified global supply chain, and customer-centric approach to design, deliver, commission, train, and support solar energy deployment around the world. For more news and information on ARRAY, please visit www.arraytechinc.com.

About Shoals Technologies Group

Shoals Technologies Group is a leading manufacturer of advanced electrical infrastructure solutions for mission critical applications across utility scale solar, battery storage, and data center power systems. Since its founding in 1996, the Company has designed innovative technologies and systems solutions that allow its customers to substantially increase installation efficiency and safety while improving system performance and reliability at scale. Shoals Technologies Group is a recognized leader in the energy transition industry. For additional information, please visit: https://www.shoals.com.

Non-GAAP Financial Measures

This press release includes certain financial measures that are not presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), including Adjusted EBITDA, Net Debt, and Net Debt to Adjusted EBITDA. ARRAY and Shoals believe these non-GAAP financial measures provide useful information to investors regarding operating performance because they exclude certain items that management does not believe are indicative of ongoing operating results. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies.

Shoals defines Adjusted EBITDA as net income plus/(minus) (i) interest expense, (ii) interest income, (iii) income tax expense, (iv) depreciation expense, (v) amortization of intangibles, (vi) equity-based compensation, (vii) gain (loss) on sale of asset, (viii) wire insulation shrinkback litigation expenses, (ix) plant optimization expenses, (x) shareholder litigation expenses, (xi) litigation settlement expense, net of insurance recoveries, and (xii) transaction, integration, and restructuring costs. ARRAY defines Adjusted EBITDA as net income (loss) to common stockholders plus (i) other income, net, (ii) gain on extinguishment of debts, net, (iii) foreign currency (gain) loss, net, (iv) preferred dividends and accretion, (v) interest expense, (vi) income tax expense, (vii) depreciation expense, (viii) amortization of intangibles, (ix) amortization of developed technology and backlog, (x) equity-based compensation, (xi) change in fair value of contingent consideration, (xii) certain legal expenses, and (xiii) acquisition-related expenses. ARRAY defines Net Debt as total debt less cash and cash equivalents and Net Debt to Adjusted EBITDA as Net Debt divided by pro forma Adjusted EBITDA for the applicable period. Shoals and ARRAY define pro forma Adjusted EBITDA as the combined Adjusted EBITDA of ARRAY and Shoals for the applicable period as if the proposed transaction had been completed at the beginning of that period. Pro forma Adjusted EBITDA has not been prepared in accordance with Article 11 of Regulation S-X.

For more information regarding the use of these non-GAAP financial measures, please refer to the reconciliations in Shoals’ and ARRAY’s SEC filings. The companies are not providing a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, because certain information necessary to calculate such measures is not available without unreasonable effort, including items that are uncertain, depend on various factors and could have a material impact on GAAP results.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “could,” “continue,” “estimate,” “expects,” “intends,” “will,” “should,” “may,” “plan,” “predict,” “project,” “would” and similar expressions. These statements include, but are not limited to, statements regarding the expected benefits, timing and completion of the proposed transaction, ARRAY’s and Shoals’ plans, objectives, expectations and intentions, the expected ownership of the combined company, the expected leadership and governance structure of the combined company, anticipated financial performance, expected synergies, capital structure actions, redemption of ARRAY’s preferred stock, strategic plans, customer benefits, growth opportunities, the anticipated timing of shareholder meetings and closing of the proposed transaction and other statements that are not historical facts.

Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside the control of ARRAY and Shoals. Actual results may differ materially from those expressed or implied by such forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on the anticipated terms and timing, including obtaining shareholder and regulatory approvals, the anticipated tax treatment, redemption of ARRAY’s preferred stock, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies, expansion and growth of ARRAY’s and Shoals’ businesses and the satisfaction of other conditions to the completion of the proposed transaction; (ii) the risk that governmental or regulatory approvals required for the proposed transaction may not be obtained or may result in the imposition of conditions that could adversely affect the combined company or the anticipated benefits of the proposed transaction; (iii) the risk that a condition to closing may not be satisfied, that an event, change or other circumstance could give rise to the termination of the proposed transaction, or that the proposed transaction may not be completed on the expected timeline or at all; (iv) failure to realize the anticipated benefits of the proposed transaction, including because of a delay in completing the transaction or because the businesses of ARRAY and Shoals are not integrated successfully on the anticipated timeline, or at all, or integration is more costly or difficult than expected; (v) the risk that anticipated cost savings and other synergies may not be fully realized or may take longer to realize than expected; (vi) ARRAY’s and Shoals’ ability to implement their respective business strategies; (vii) pricing trends; (viii) potential litigation relating to the proposed transaction that could be instituted against ARRAY,

Shoals or their respective directors and officers; (ix) the risk that disruptions from the proposed transaction will harm ARRAY’s or Shoals’ businesses, including their current plans and operations, or divert management’s attention from ongoing business operations and opportunities; (x) the ability of ARRAY or Shoals to retain and hire key personnel; (xi) potential adverse reactions or changes to business, employee, customer or supplier relationships resulting from the announcement, pendency or completion of the proposed transaction; (xii) the risk that the announcement, pendency or completion of the proposed transaction could adversely affect the market price or long-term value of ARRAY’s or Shoals’ common stock; (xiii) legislative, regulatory and economic developments affecting ARRAY’s and Shoals’ businesses; (xiv) general economic and market developments and conditions, including changes in the solar industry, interest rates and access to capital; (xv) the evolving legal, regulatory and tax regimes under which ARRAY and Shoals operate; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect ARRAY’s or Shoals’ financial performance; (xvii) restrictions during the pendency of the proposed transaction that may impact ARRAY’s or Shoals’ ability to pursue certain business opportunities or strategic transactions; (xviii) the unpredictability and severity of catastrophic events, including acts of terrorism or the outbreak of war or hostilities, as well as ARRAY’s and Shoals’ responses to any of the foregoing; and (xix) failure to receive the approval of the shareholders of ARRAY and Shoals.

All such factors are difficult to predict, are beyond ARRAY’s and Shoals’ control, and are subject to additional risks and uncertainties, including those detailed in ARRAY’s annual report on Form 10-K for the year ended December 31, 2025, quarterly reports on Form 10-Q, and current reports on Form 8-K that are available on its website at www.arraytechinc.com and on the website of the Securities and Exchange Commission at http://www.sec.gov, and those detailed in Shoals’ annual report on Form 10-K for the year ended December 31, 2025, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on its website at investors.shoals.com and on the SEC’s website at http://www.sec.gov. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Neither ARRAY nor Shoals undertakes any obligation to update forward-looking statements, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

No Offer or Solicitation

This press release is for informational purposes only and does not constitute an offer to buy or sell, the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Important Additional Information and Where to Find It

In connection with the proposed transaction, ARRAY and Shoals expect to file a joint proxy statement with the SEC and ARRAY intends to file with the SEC a registration statement on Form S-4 that will include the joint proxy statement of ARRAY and Shoals and that will also constitute a prospectus of ARRAY. Each of ARRAY and Shoals may also file other relevant documents with the SEC regarding the proposed transaction. This press release is not a substitute for the joint proxy statement/prospectus or registration statement or any other document that ARRAY or Shoals may file with the SEC. The definitive joint proxy statement/prospectus (if and when available) will be mailed to shareholders of ARRAY and Shoals. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ARRAY, SHOALS AND THE PROPOSED TRANSACTION.

Investors and shareholders will be able to obtain free copies of the registration statement and joint proxy statement/prospectus (if and when available) and other documents containing important information about ARRAY, Shoals and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the registration statement and joint proxy statement/prospectus (if and when available) and other documents filed with the SEC by ARRAY may be obtained free of charge on ARRAY’s website at www.arraytechinc.com or, alternatively, by directing a request by mail to ARRAY’s Corporate Secretary at 701 Atrisco Vista Blvd, Albuquerque, New Mexico 87120. Copies of the registration statement and joint proxy statement/prospectus (if and when available) and other documents filed with the SEC by Shoals may be obtained free of charge on Shoals’ website at investors.shoals.com or, alternatively, by directing a request by mail to Shoals’ Corporate Secretary at 1500 Shoals Way, Portland, Tennessee 37148.

Participants in the Solicitation

ARRAY, Shoals and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction. Information regarding the directors and executive officers of ARRAY, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in ARRAY’s annual report on Form 10-K for the year ended December 31, 2025, including under the heading “Directors, Executive Officers and Corporate Governance,” and proxy statement for ARRAY’s 2026 Annual Meeting of Stockholders, which was filed with the SEC on April 7, 2026, including under the headings “Executive Officers,” “Board of Directors,” “Compensation of Directors” and “Security Ownership of Certain Beneficial Owners and

Management.” To the extent holdings of ARRAY common stock by the directors and executive officers of ARRAY have changed from the amounts reflected therein, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 (“Form 3”), Statements of Changes in Beneficial Ownership on Form 4 (“Form 4”) or Annual Statements of Changes in Beneficial Ownership of Securities on Form 5 (“Form 5”), subsequently filed by ARRAY’s directors and executive officers with the SEC. Information about the directors and executive officers of Shoals, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Shoals’ annual report on Form 10-K for the year ended December 31, 2025, including under the heading “Directors, Executive Officers and Corporate Governance,” and proxy statement for Shoals’ 2026 Annual Meeting of shareholders, which was filed with the SEC on March 20, 2026, including under the headings “Board Committees and Membership,” “Compensation of Non-Employee Directors,” “Compensation Discussion and Analysis” and “Security Ownership of Certain Beneficial Owners and Management.” To the extent holdings of Shoals common stock by the directors and executive officers of Shoals have changed from the amounts reflected therein, such changes have been or will be reflected on Forms 3, Forms 4 or Forms 5, subsequently filed by Shoals’ directors and executive officers with the SEC. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement and joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors and security holders should read the registration statement and joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of any of the documents referenced herein from ARRAY or Shoals using the sources indicated above.

Investor Contacts

ARRAY Investor Relations:

Investor Relations

investors@arraytechinc.com

Shoals Investor Relations:

Matt Tractenberg, VP of Finance and Investor Relations

investors@shoals.com

Media Contacts

ARRAY Media Relations:

Steven Kirsch

505-738-6923

media@arraytechinc.com

Shoals Media Relations:

Lindsey Williams, VP of Marketing and External Communications,

Lindsey.williams@shoals.com

Arielle Rothstein / Joe Sala, Joele Frank, Wilkinson Brimmer Katcher

212-355-4449